Exhibit 5.1
October 4, 2006
Diodes Incorporated
3050 East Hillcrest Drive
Westlake Village, CA 91362

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Diodes Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering and sale of convertible senior notes due 2026 of the Company (the “Notes”). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K. The Notes may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and supplements to the prospectus and pursuant to Rule 415 under the Securities Act.
     The Notes will be issued under an Indenture (the “Indenture”), to be executed by the Company and Union Bank of California, N.A., as Trustee (the “Trustee”).
     In connection with this opinion, we have reviewed the Registration Statement, a form of Indenture filed as Exhibit 4.3 to the Registration Statement, the Company’s charter documents, resolutions adopted by the Board of Directors of the Company (the “Board”), and such other documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.
     In connection with this opinion, as to matters of fact, we have relied on a certificate of officers of the Company and upon certificates and statements of government officials, all without independent verification.
     We have also assumed that (a) the Trustee has the power, legal competence and capacity to enter into and perform its obligations under the Indenture, (b) at the time of execution, authentication, issuance and delivery of the Indenture and the Notes, the Indenture will have been duly authorized, executed and delivered by each of the Trustee and the Company and will constitute a valid and binding obligation of the Trustee, enforceable against the Trustee in

Diodes Incorporated
October 4, 2006

accordance with its terms, and (c) the Notes will be duly executed, authenticated, issued and delivered by the Trustee in the manner provided in the Indenture.
     Based on the foregoing review, and in reliance thereon, we are of the opinion that the Notes, when executed, authenticated, issued and delivered in accordance with the Indenture, and upon payment therefor in accordance with the definitive underwriting agreement relating to the offer and sale of the Notes approved by the Board, or a duly constituted and acting committee of the Board, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer, preferential transfers and distributions, and equitable subordination), reorganization, moratorium and other similar laws affecting the relief of debtors or creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and except as subject to the effects of the implied covenant of good faith and fair dealing.
     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the naming of our firm in the “Legal matters” portion of the prospectus included in the Registration Statement.
     We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.
     This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Notes.

Respectfully submitted,
/s/ Sheppard Mullin Richter & Hampton LLP
Sheppard Mullin Richter & Hampton LLP